UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

January 14, 2005
Date of Report
(Date of earliest event reported)

NOVELL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices and zip code)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 4.01. Changes in Registrant's Certifying Accountant

On September 27, 2004, Novell, Inc. ("Novell") issued a press release to report that the company's Audit Committee had engaged PricewaterhouseCoopers LLP as its independent registered public accounting firm, effective for the fiscal year 2005 that began on November 1, 2004, and that the Audit Committee would be dismissing Ernst & Young LLP after completion of the fiscal 2004 audit. The fiscal 2004 audit has been completed and Novell filed its Annual Report on Form 10-K for the fiscal year ended October 31, 2004 on January 13, 2005. Therefore, the Audit Committee has dismissed Ernst & Young effective January 13, 2005.

During the two fiscal years ended October 31, 2004 and the subsequent interim period through January 13, 2005, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. Furthermore, Ernst & Young's audit reports for the two most recently completed fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

There were no consultations during the two fiscal years ended October 31, 2004 and the subsequent interim period through January 13, 2005 by Novell with PricewaterhouseCoopers regarding the application of accounting principles or the type of audit opinion that might be rendered on the company's financial statements for the two fiscal years ended October 31, 2004. A letter from Ernst & Young regarding its concurrence with these statements is attached hereto as Exhibit 16.1.

Item 9.01. Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Description
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated January 14, 2005.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: January 14, 2005	By /s/ Joseph S. Tibbetts, Jr. Senior Vice President Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

The following exhibit is filed as part of this current report on Form 8-K

Exhibit Number	Description
Exhibit 16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated January 14, 2005.